UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   July 21, 2016

MYnd Analytics, Inc.

(Exact name of Company as specified in its charter)

Delaware	001-35527	87-0419387
(State or other	(Commission File No.)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

26522 La Alameda, Suite 290

Mission Viejo, CA 92691

(Address of principal executive offices)

(949) 420-4400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

The description of the Second Amended and Restated Note and Warrant Purchase Agreement (as defined below) is incorporated herein by reference from Item 2.03 hereof.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the "SEC") on December 30, 2015, MYnd Analytics, Inc. (the "Company") entered into a Second Amended and Restated Note and Warrant Purchase Agreement (the "Second Amended and Restated Note and Warrant Purchase Agreement"), dated as of December 23, 2015, with certain investors (including affiliates), providing for the issuance and sale of notes and warrants in the aggregate principal amount of up to $6.0 million. Pursuant to the Second Amended and Restated Note and Warrant Purchase Agreement, the Company will issue to each investor: (i) a secured convertible promissory note (a "Note"), and (ii) a warrant (a "Warrant") to purchase the Company's common stock, $0.001 par value per share (the "Common Stock"), in an amount equal to 100% of the Note, exercisable at $0.05 per share of Common Stock.

On July 21, 2016, pursuant to the Second Amended and Restated Note and Warrant Purchase Agreement, the Company issued to John Pappajohn, a member of the Company’s Board of Directors: (i) a Note in the aggregate principal amount of $250,000, which amount also represents the gross proceeds to the Company, and (ii) a Warrant.

As John Pappajohn is a repeat investor in this round of financing, he is already party to the ancillary agreements pursuant to the Second Amended and Restated Note and Warrant Purchase Agreement, which include: (i) an amended and restated registration rights agreement (the "Amended and Restated Registration Rights Agreement") covering the registration of the resale of the shares of Common Stock underlying the Notes and Warrants and (ii) an amended and restated security agreement (the "Amended and Restated Security Agreement"), pursuant to which the Notes are secured by a security interest in the Company's intellectual property.

The descriptions of the Second Amended and Restated Note and Warrant Purchase Agreement, the Notes, the Warrants, the Amended and Restated Registration Rights Agreement and the Amended and Restated Security Agreement are incorporated herein by reference to Items 1.01 and 2.03 of the Company’s Current Report on Form 8-K filed on December 30, 2015 which does not purport to be complete and is qualified in its entirety by reference to the full text of each respective document, the forms of which were filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ended December 31, 2015, filed with the SEC on February 17, 2016.

Item 3.02    Unregistered Sales of Equity Securities.

The abovementioned Notes and Warrants issued by the Company pursuant to the Second Amended and Restated Note and Warrant Purchase Agreement were issued under the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder, as they were issued to accredited investors, without a view to distribution, and were not issued through any general solicitation or advertisement.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYnd Analytics, Inc.

	By:	/s/ Paul Buck
July 27, 2016		Paul Buck
Chief Financial Officer